CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is dated as of the 1st of February, 2012

BETWEEN:

ROYAL MINES AND MINERALS CORP., a Nevada corporation, with an address at
2580 Anthem Village Drive, Suite 112, Henderson, NV 89052

(hereinafter called the “Company”)

OF THE FIRST PART

AND:

ALVIN A. SNAPER, P.E. of
Neo-Dyne Research Inc.
1000 W. Bonanza Rd.
Las Vegas, NV 89106

(hereinafter called the “Consultant”)

OF THE SECOND PART

WHEREAS:

A.         The Company wishes to engage the Consultant to provide those services set out in Schedule A to this Agreement; and

B.         The Consultant represents that he has the experience and expertise to provide the services set out in Schedule A to this Agreement, and wishes to provide those services to the Company on the terms and conditions set out in this Agreement,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.         Services and Fees

In consideration for the fees to be paid to the Consultant as set out in Schedule A to this Agreement (the “Fees”), the Consultant agrees to provide the Company with those services set out in Schedule A to this Agreement (the “Services”), which services shall be provided at the request and at the direction of the Company.

2.         Term

The term of this Agreement shall be for a four-week period commencing on the date first written above and ending on February 29, 2012 (the “Term”), unless further extended by the mutual agreement of the parties hereto.

3.         Expenses

The Company shall, with respect to Services requested, reimburse the Consultant for all reasonable travelling and out-of-pocket expenses as may be incurred by the Consultant and any personnel employed by the Consultant while engaged in the performance of the Services (the “Reimbursable Expenses”). Notwithstanding the forgoing, the Consultant shall be required to obtain the written approval of the Company prior to incurring any Reimbursable Expenses which the Consultant reasonably expects will exceed more than $100.

4.	Qualifications of Consultant

The Consultant represents and warrants to the Company that:

	(a)	The Consultant has the experience and expertise necessary to fulfill his duties and obligations as set out in this Agreement;

	(b)	The Consultant has all necessary licenses, permits, conditions and certifications necessary to provide the Services to the Company; and

	(c)	The Consultant is not aware of any matter that would prevent the Consultant from carrying out his duties and obligations as set out in this Agreement.

5.	Relationship

The Consultant shall provide the Services in a good and workmanlike fashion, diligently, in good faith and without waste, interruption or delay except for causes beyond the reasonable control of the Consultant, and the Consultant shall at all times use his best efforts to advance the interests of the Company. At all times the Consultant shall be deemed to be an independent contractor and he shall not be deemed to be a representative, agent, or employee of the Company and the Consultant shall indemnify and save the Company harmless from and against any and all liability for any loss, damage, injury or death, including any expenses, costs and legal fees incurred in connection therewith, except liability as may arise out of the sole negligence of the Company. The Consultant agrees not to engage in any activities that would bring the Company’s reputation into disrepute.

6.         Compliance with Statutes

The Consultant shall comply with all applicable federal, state and local laws, statutes and regulations and the lawful requirements and directions of any governmental or administrative authority having jurisdiction with respect to the Services, including, without limitation, the obtaining of all necessary permits and licences and agrees to indemnify the Company against all claims, loss, damages and expenses incurred by the Consultant's failure to make any necessary returns or payments or by any violation of any laws, statutes or regulations.

7.         Confidentiality

The Consultant acknowledges and agrees that, during the term of this Agreement, the Company may be required from time to time to disclose to the Consultant certain confidential and proprietary information, data and processes relating to the Company’s business that is not publically known (collectively, the “Confidential Information”). The Consultant acknowledges and agrees that the Company’s Confidential Information is confidential and proprietary information and constitutes trade secrets. The Consultant agrees to ensure that the Company’s Confidential Information does not become public knowledge. The Consultant agrees not to use, disclose, divulge or make available to any person any Confidential Information of the Company except as may be necessary to carry out his obligations under this Agreement or as may be required by law. The Consultant agrees that any:

(a)	Assaying or other metallurgical testing results;

(b)	Extraction, production or refining procedures, methodologies or flow charts; and

(c)	Mill, plant or other facilities or systems designs,

whether disclosed by the Company or resulting from the Consultant’s work under this Agreement, shall be the property of, and shall be Confidential Information of, the Company.

8.         Assignment

This Agreement is a contract for services and may not be assigned in whole or in part by the Consultant.

9.         Notice

Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by fax, or by prepaid registered post addressed to the parties at the above mentioned addresses or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by fax, on the date of delivery, and, if mailed as aforesaid, then on the fifth business day after and excluding the day of mailing.

10.       Governing Laws

This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein (but without giving effect to any conflict of laws rules). The parties agree that the courts of the State of Nevada shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement. Each party attorns to the jurisdiction of the courts of the State of Nevada.

11.       Time

Time shall be of the essence of this Agreement and of every part of it and no extension or variation of this Agreement shall operate as a waiver of this provision.

12.       Enurement

This Agreement shall enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

13.       Counterparts

This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

ROYAL MINES AND MINERALS CORP.
by its authorized signatory:

/s/ K. Ian Matheson
K. Ian Matheson, President & CEO

Signed, sealed and delivered by
ALVIN A. SNAPER, P.E.
in the presence of:

/s/ Stewart Penington	/s/ Alvin A. Snaper
Signature of Witness	ALVIN A. SNAPER, P.E.

Stewart Penington
Name of Witness

SCHEDULE A

SERVICES AND FEES

1.        Services to be Provided

The Consultant will consult on the Company’s Cholla Project and assist as directed from moving the project from the bench into a 1,000 lb per hour plant in Scottsdale and Phoenix.

The Consultant will issue a report to the Company at the conclusion of the 4-week term. Which the Company may publish as it sees fit.

2.        Fees

The Company will pay to the Consultant an aggregate of $10,000 as follows:

(a)	$5,000 on execution of this Agreement; and
(b)	$5,000 on 14 days after execution of this Agreement.